UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Bank of America Corporation

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Bank of America

Bank of America Merrill Lynch U.S. Trust Bank of America Merrill Lynch

April 2015 2015 Corporate Governance and Compensation Practices Highlights

•
Serves 48M consumer and small business relationships
Business Overview & Performance Highlights
2
Premier Financial Institution Focused on
Three Groups of Customers
2014 Revenue Across Our Five Reported Segments ($B)

Reflects reclassification of reporting segments as of January 1, 2015
2
Primary competitor group includes Citigroup, Goldman Sachs, JPMorgan Chase, Morgan Stanley and Wells Fargo
2014 Performance Highlights
Achieved “Project New BAC” cost savings goal
Reduced costs by $2B per quarter nine months ahead of original plan
Improved levels of capital and liquidity
Tier 1 capital increased more than 7% from 12/31/13 to $169B;
achieved record Global Excess Liquidity Sources of $439B
Improved / increased client and customer activity
4M business referrals in 2014
Increased quarterly common stock dividend
From $0.01 to $0.05 per share
15.7% total return to investors in 2014
Surpassed both peer and S&P average
Strong One-Year TSR Performance Relative to Peers

Institutional Investors. Support research processes, risk
management and portfolio performance goals
Companies. Expertise and customized products and services
delivered through our global banking platform
Consumer
Banking
$30.8
Global Wealth
& Investment
Mgmt
$18.4
Global
Banking
$17.7
Global
Markets
$16.1
Legacy Assets
& Servicing
$2.7
15.7%
14.8%
14.4%
13.7%
3.8%
BAC Primary
Competitor
Group Average
USG-SIFI Average S&P 500 Index AIIG-SIFI Average
People. Banking and wealth management solutions
•
Serve 1 in 3 companies with $50M - $2B in annual sales
•
More than 200,000
unique institutional and retail clients access our
research and analysis
1

Governance Enhancements Informed by Shareholder Feedback

Board implemented special meeting right at 10% ownership threshold
Annual election of directors
Majority vote standard for director elections
• Business Standards report
1
• Political  activities disclosure
• Sustainability and greenhouse gas emission disclosure
Shareholder
Rights
Reporting
& Disclosure
Director
Accountability
1
Expected to be produced by March 31, 2016.
Our Board has implemented market-leading governance practices in direct response to our shareholders’
feedback, including proxy access with 3%/3 year threshold
Board proactively adopted proxy access right at a 3% / 3 year ownership threshold with market-leading aggregation terms
•
At time of adoption, Bank of America was one of only 10 US companies to establish proxy access at 3%/3 year threshold
• Demonstrates Bank of America’s commitment to constructive engagement with investors and the evolving landscape of shareholder rights
Proxy Access
Enhanced business and sustainability reporting, including:

Highly Engaged, Independent Board with Deep Expertise
•
Our 13 member Board includes 11 independent directors,
8 of whom have been elected since 2009, including 7 in the
last 3 years

We maintain strong board evaluation and succession planning practices to ensure we have the right skills and experiences on the Board to oversee our business and strategy
2013: De Weck, Donald & Nowell
2012: Allen, Bovender, Hudson & Yost
Independent
85%
Risk Management
Cybersecurity
Risk
Consumer Banking
International
Perspective
Audit / Financial
Reporting
Corporate
Governance
Financial Services
Industry Experience
Strategic Planning
Business
Development
Regulated Business
Expertise
Operational Risk
Social Responsibility
and Diversity
1 – 4
years
5 – 8
years
9 – 12
years
Balance of Institutional Knowledge and Fresh Perspectives
Directors Contribute Valuable Range of Expertise Gender Diversity
Director Independence
Female
31%
Male
69%
Inside
15%

Commitment to Strong, Independent Board Leadership
• Bank of America has evolved significantly since 2009, when separate Chairman and CEO roles were established. We have made significant changes to our Board composition and Executive Management Team, and our shareholder base has evolved considerably
• Decision to appoint Mr. Moynihan as Chairman reflected his demonstrated leadership, management capability, knowledge of our business and industry, and the long-term, strategic perspective he has demonstrated as CEO over the last 5 years
• Under Mr. Moynihan’s leadership, we have rebuilt capital, streamlined operations, stabilized performance, increased capital return to shareholders, and made key governance changes to enhance disclosure and shareholder engagement
• Creation of a Lead Independent Director role with robust and transparent duties comparable to that of an Independent Chair was a critical component of the Board’s decision to change the independent leadership structure
• Shareholder feedback from prior engagement and investor voting policies was also an important factor in our decision

Key Elements of 2014 Board Leadership Review
Key Considerations in Board Leadership Decision
When Mr. Holliday
advised the Board of
his intention to step
out of Independent
Chairman role,
formal succession
review commenced
Board conducted
external review of
board leadership
structures including
investor voting
policies and past
feedback, benchmark
data, and peer data
Board conducted
internal review of
current governance
structure, needs of
the business, and
Board leadership
candidates
Board appointed CEO
Brian Moynihan as
Chairman of the
Board, and elected
Jack Bovender to
newly established
Lead Independent
Director role
Our Board believes that an executive Chairman, working in tandem with a Lead Independent Director with meaningful leadership responsibilities, provides the right Board leadership structure at this time
Corporate
Governance
Committee
deliberates annually
on Board leadership
structure,
in part by questions
on topic in annual
shareholder
engagement
informed

Lead Independent Director with Significant Board Leadership
Responsibilities
Jack Bovender, Lead Independent Director
•
Respected among the directors and has the qualities and experience desired for the role – high personal
integrity,
a breadth of knowledge in management, operations and corporate governance a willingness to listen and to engage with substance and impact, and a readiness to challenge management
•
Brings strategic insights and relevant knowledge as former Chairman, CEO and COO of HCA Inc., a highly regulated company
Duties of the Lead Independent Director Establish Strong Independent Leadership in the Boardroom
Board Leadership
Presides at all meetings when Chairman is not present
Calls meetings of independent directors
Provides leadership if CEO / Chairman’s role may be in conflict
Board Culture
Serves as a liaison between CEO and independent directors
Establishes relationship with CEO, providing support, advice and feedback
Board Focus
Helps ensure Board focuses on key issues facing Bank of America
Assists in promoting corporate governance best practices
Board Meetings
Advises CEO of Board information needs, and approves information sent to Board
Develops discussion topics for Board executive sessions
Board Performance & Development
Helps ensure efficient and effective Board performance and functioning
Consults with Governance Committee on annual Board self assessment
Provides guidance on ongoing director development
Consults in identification and evaluation of director candidates, committee members and committee chairs
Shareholders & Other Stakeholders
Available for consultation and direct communication, to the extent requested by major shareholders

Our Governance Committee will continue to regularly review and assess the best Board leadership structure for
Bank of America’s evolving needs
Acts as a “sounding board”and advisor to CEO
Plans, reviews and approves Board meeting agendas and schedules in coordination with CEO
Contributes to annual performance review of CEO and participates in CEO succession planning
, ,
Board’s oversight of management and company
Regularly communicates with primary bank regulators to discuss appropriateness of

Effective, Independent Corporate Governance Committee

• Committee takes a proactive, disciplined approach to Board refreshment and director self-assessments as well as CEO evaluation and succession planning
• Track record of promoting market-leading corporate governance best practices, including proxy access adoption and enhanced reporting disclosure
Our Corporate Governance Committee is made up of experienced, skilled Board members who contribute crucial strategic perspectives and drive independent oversight of management
Thomas May, Committee Chair Sharon Allen, Committee Member
Other Committees: Enterprise Risk
Frank Bramble, Sr., Committee Member
Other Committees: Enterprise Risk (Chair)
•
Brings broad-ranging financial services experience and
historical insight from leadership positions at two
•
Experience on a wide range of issues including risk management, credit cycles, consumer sales and marketing, and audit and financial reporting
Other Committees: Audit (Chair)
•
Prior positions give broad management experience of large, complex businesses and an international perspective on risk management and strategic planning
•
Public company board service gives further perspective into large, complex, regulated organizations and financial reporting and accounting
•
Strong accounting and financial skills from experience as a Certified
Public Accountant, as well as a professional perspective on financial reporting and enterprise and operational risk management
Other Committees: Audit
•
Experience with regulated businesses, operations, risk
management, business development, strategic planning
and corporate governance matters as Chairman and CEO
of Northeast Utilities dba Eversource Energy
Lionel Nowell, III, Committee Member
•
Audit committee financial expert
•
Extensive experience in risk management and strategic
planning as well as strong financial skills as former
Treasurer of PepsiCo, Inc.
•
Audit committee financial expert
•
Extensive audit, financial reporting and corporate
governance experience from audit and consulting
services responsibilities as former Chairman at Deloitte
financial services companies acquired by BAC

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Bank of America

Best-in-Class Corporate Governance Practices
Substantial majority of independent directors; 11 of 13 members are independent
Annual election of directors with a majority vote standard
Robust Lead Independent Director role with clearly defined leadership responsibilities
Proxy access right at a 3% / 3 year ownership threshold
Special meeting right at a 10% ownership threshold
No supermajority provisions
Strong board oversight of risk management
Detailed business and sustainability reporting
Robust, proactive management succession planning
Annual Board and Committee self-evaluations
Corporate Governance Committee considers director candidates recommended by shareholders
Directors may not sell restricted stock received as compensation (except as necessary to pay taxes upon vesting) until termination of service
Regular engagement with shareholders and consideration of shareholder feedback

Executive Compensation Program Strongly Aligns Pay and
Performance

• Our Board believes equity-based awards are the most direct way to align employee and investor interests
• We are requesting authorization for 125 million additional shares this year, for a total pool of 450 million shares
- We expect this pool to last three to four years, assuming we settle awards in stock
• We carefully manage potential dilution and with the additional shares, our overhang will total 5.1%
• Our plan has features that protect investor interests, including double-trigger vesting, prohibition of re-pricing and no liberal share recycling
CEO Variable Pay Mix for 2014 2014 Compensation Elements
Equity Plan Aligns Employee and Investor Interests
PRSUs
50%
TRSUs
20%
CRSUs
30%
Long-
Term
Incentive
Short-
Term
Incentive
For
CEO
For all
other
NEOs
Base
Salary
Cash-Settled Restricted Stock Units (CRSUs)
Stock price performance measured over 1-
year vesting period
Annual Cash Incentive
Provides short-term variable pay for
applicable performance year
Performance Restricted Stock Units (PRSUs)
Fully performance based. Measures Return on Assets and
adjusted Tangible Book Value growth, with full payout at
3-year Average ROA of 100bps and 3-year adjusted TBV
growth of 11.5%
3-year performance measurement period
PRSUs are forfeited if results are below minimum goals
(minimum set at 3-year average ROA at 50bps and 3-year
average adjusted TBV growth of 5.25%)
Time-Based Restricted Stock Units (TRSUs)
Vest ratably over three years
Aligned with long-term stock price performance
Reflects job scope, experience and market comparable
positions

Effective Compensation Practices Aligned with Investor Interests
What We Do What We Don’t Do
Pay for performance and allocate individual awards based on
actual results and how results were achieved
Use balanced, risk-adjusted performance measures
Review feedback from independent control functions in
performance evaluations and compensation decisions
Provide appropriate mix of fixed and variable pay to reward
company, line of business and individual performance
Defer a significant portion of variable pay as equity-based
awards
Strong risk management practices including multiple clawback and cancellation features for equity awards including
detrimental conduct clawback and performance-based clawback
Require stock ownership and retention of a portion of equity-
based awards
•
500,000 shares for CEO
•
300,000 shares for other NEOs
Prohibit hedging and speculative trading of company
stock,
including short sales and trading in options and derivatives
x
No severance or change in control agreements for executive
officers
x
No severance benefits to our executive officers > 2x base salary and bonus without shareholder approval (per our policy limiting future severance agreements)
x
No accrual of additional retirement benefits under supplemental executive retirement plans (SERPs)
x
No excise tax gross-ups upon change in control
x
No discounting, reloading or re-pricing stock options without shareholder approval
x
No single-trigger vesting of equity based awards upon change in control
x
No multi-year guaranteed incentive awards
x
No fixed-duration employment contracts with executive officers

,

Robust Sustainability Initiatives and Reporting
Our Board believes management is best suited to address potential climate change impacts by supporting key environmental initiatives, continuing to develop innovative solutions, and regularly communicating progress to our shareholders
1. Bank of America Has Robust Disclosure Currently in Place
•
We are an industry leader in publicly disclosing the greenhouse gas emissions related to operations and business activities
•
We report publicly on 10 of 11 categories of Scope 3 emissions relevant to our business, and provide detailed disclosure relating to the emissions profile of the U.S. electric power utilities to which we extend credit
•
In 2014, the Carbon Disclosure Project gave our Company a perfect disclosure score, and ranked us in Performance Band A (the highest possible)
2. We Continue to Develop Innovative Environmental Solutions
•
In 2012, we exceeded our original 10-year, $20B environmental business initiative to address climate change through lending, investments, capital markets activity, philanthropy and our Company’s own operations
•
We renewed our commitment by embarking on a new 10-year, $50B initiative, bringing our goal to $70 billion, and have delivered more than $39B under the combined goals to date
Proposal 5 is a shareholder proposal requesting a report on greenhouse gas emissions; the report  is unnecessary given our current strong practices in environmental projects and disclosure

The Board encourages a vote AGAINST Proposal 5
•
The requested additional report would focus on greenhouse gas emissions of our customers and climate change risk exposure in all of our lending, investing and financing activities, and would require considerable resources without conveying useful information
•
In 2014, we announced a Catalytic Finance Initiative designed to stimulate at least $10B of new investment into high-impact, clean energy projects

Robust Disclosure of Political Activities, and No Company Grassroots
Lobbying

Proposal 6 is a shareholder proposal that requests a report on lobbying; the report is unnecessary due to
Company’s current disclosure on political activities and contributions, and on trade associations
The Board encourages a vote AGAINST Proposal 6
• Our company does not engage in grassroots lobbying communications, or advocate with respect to specific legislation with the general public
• When we engage with policymakers or monitor legislative activities, we comply with all federal and state laws and reporting requirements, and our feedback is readily available to the public
2. No Grassroots Lobbying
• Our Company currently discloses policies and procedures on political activities and contributions on our website
• Our Board Corporate Governance Committee has oversight of political activities, and Public Policy Executive reports at least annually to the Committee on significant policies and practices
• Further, we currently disclose our trade association memberships on our website, and restrict organizations from using any payments (including membership fees and dues) for any election-related activity
1. Robust Disclosure Currently in Place

1. Shareholders Have Multiple Avenues for Voicing Concerns
• Annually elected board, with a majority voting standard
• Holders of 3% of shares continuously for 3 years can nominate up to 20% of the board, on the company’s proxy card, through market-leading proxy access rights
• No supermajority voting provisions
• No shareholder rights plan
2. Matters Requiring Vote Should be Presented to and Voted on by All Shareholders

Proposal 7 is a shareholder proposal that requests written consent rights; the proposal is unnecessary in light of existing strong shareholder rights
The Board encourages a vote AGAINST Proposal 7
Written Consent Rights are Unnecessary In Light of Strong Special
Meeting and Proxy Access Provisions
• Our shareholders can call a special meeting at a 10% ownership threshold
• Shareholder meeting process provides procedural safeguards and advantages over action taken by a limited number of shareholders by written consent

Our Integrated Business Approach Benefits our Customers and
Shareholders
Divestment of operations along the lines the proposal appears to contemplate (i.e., divestiture of businesses conducted outside of Bank of America, N.A.) would not enhance shareholder value and would negatively impact our shareholders
1. Customers Benefit from Our Integrated Approach
2. We Already Have Narrowed the Company’s Focus and Streamlined Operations
3. Our Board is Actively Involved in Oversight of Initiatives
Proposal 8 is a shareholder proposal requesting a Board committee to develop a plan to divest what the proposal refers to as “non-core banking operations”; the proposal is not in the best interest of shareholders

The Board encourages a vote AGAINST Proposal 8
• We serve our customers (individuals, companies and institutional investors) on an integrated basis, which we believe is a competitive advantage. Many customers are served by entities in addition to Bank of America, N.A.
Implementing the proposal would disrupt the flow of credit and services
• We see continued improvement in our customer scores, market rankings, and penetration of products per customer as a result of our approach
• At the core of our integrated strategy are the combined competencies of Bank of America and Merrill Lynch
• Since 2010, we have reduced our size, scope of activity and risk, trimming hundreds of billions of dollars in assets from our balance sheet and eliminating dozens of non-core businesses, while increasing our capital and liquidity
• Our entire Board, as part of its regular process, is engaged in development and implementation of our strategic plan, which considers dispositions and other initiatives, including streamlining our operations, and has active oversight of strategic initiatives